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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Options assumed by Incyte Pharmaceuticals, Inc. Originally Granted Under the Synteni, Inc. 1996 Equity Incentive Plan of our report dated February 7, 1997, with respect to the consolidated financial statements of Incyte Pharmaceuticals, Inc. included in its Annual Report
(Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                     /s/  Ernst & Young LLP



Palo Alto, California
February 18, 1998